Exhibit 99.1
ChromaDex Evolves into Niagen Bioscience, Marking a New Era of Uncovering the Potential of NAD+ with Precision Science
The rebrand celebrates the company’s clinically proven flagship patented nicotinamide riboside (NR) ingredient, Niagen, the most well-researched, efficient, high-quality, and legal NAD+ booster available
[Caption: Niagen Bioscience’s state-of-the-art research and development facility in Longmont, CO, which serves as the hub for the Company’s gold-standard quality practices]
LOS ANGELES, CA – March 19, 2025 – Niagen Bioscience, Inc. (Nasdaq: NAGE) (formerly ChromaDex Corp.) the global authority on NAD+ (nicotinamide adenine dinucleotide) with a focus on the science of healthy aging, today confirmed it has changed its corporate name to Niagen Bioscience, Inc. (“Niagen Bioscience” or the “Company”) and the Companby's common stock will begin trading under the new Nasdaq symbol “NAGE” at stock market open today, Wednesday, March 19, 2025. The CUSIP number for the Company's common stock will remain the same.
With a legacy spanning over 25 years, this strategic evolution underscores the Company’s true identity as the pioneer of NAD+ research and innovator behind transformative NAD-boosting healthy-aging solutions. At the forefront is Niagen Bioscience’s clinically proven, patented flagship nicotinamide riboside (NR) ingredient, Niagen® – the most well-researched, efficient, high-quality, and legal NAD+ booster available.
"This transition is more than just a name change; it’s a reflection of our identity and mission," said Rob Fried, CEO of Niagen Bioscience™. "As Niagen Bioscience, we are more committed than ever to advancing healthspan and helping every living being around the world age better."
Building on a 25+ year legacy, Niagen Bioscience’s renewed mission is simple yet powerful: "There’s a better way to age." The Company remains dedicated to addressing one of life’s most complex challenges—aging. Embodying precision science, Niagen Bioscience is distinguished by state-of-the-art laboratories, rigorous scientific and quality protocols, and independent research collaborations with renowned investigators and institutions worldwide.

Niagen Bioscience’s clinically proven product portfolio, Tru Niagen® and Niagen™ Plus, is the pinnacle of NAD+ supplementation. Tru Niagen, the Company’s consumer supplement featuring clinically proven food-grade Niagen (patented NR), is the number one NAD+ boosting oral supplement in the United States†. Niagen Plus features pharmaceutical-grade Niagen (NR), compounded by U.S. FDA-registered 503B outsourcing facilities. It is available by prescription as intravenous (IV) and injectable Niagen available at over 475 clinics nationwide. Niagen Bioscience is the first company in the U.S. to offer a novel branded ingredient (Niagen) both as a direct-to-consumer dietary supplement (Tru Niagen) and as an intravenous and injectable pharmaceutical-grade product (Niagen IV).
"Our new identity creates a stronger foundation for expanding scientific discoveries and opens doors for potential future strategic partnerships across the bioscience and healthcare sectors," added Mr. Fried. "With this name change, we are celebrating that Niagen is a household name synonymous with healthy aging."
Niagen Bioscience recently reported its fourth quarter and full-year 2024 financial results, with strong full-year net sales at $99.6 million, up 19% from the prior year, and $44.7 million in cash and no debt position. Niagen Bioscience continues to lead the NAD+ space, reinforced by strong financial results, Tru Niagen’s position as the #1 NAD+ boosting supplement in the United States†, the rapid adoption of Niagen IV available in over 475 wellness clinics nationwide, and the Company’s distinctive external research program.
To mark this milestone, the Niagen Bioscience executive team will participate in the Nasdaq Closing Bell Ceremony on March 19, 2025, the same day as the official announcement. A live-stream of the Nasdaq Closing Bell Ceremony will take place at www.nasdaq.com at 3:50 pm ET / 12:50 pm PT. This event symbolizes the Company's next chapter as the pioneer of NAD+ and healthy-aging science.
To learn more about Niagen Bioscience’s bold new chapter, visit www.niagenbioscience.com. Follow the Company’s news, research milestones, and announcements on social media here https://linktr.ee/niagenbioscience.
About Niagen Bioscience:
Niagen Bioscience, Inc. (NASDAQ: NAGE), formerly ChromaDex Corp., is the global leader in NAD+ (nicotinamide adenine dinucleotide) science and healthy-aging research. As a trusted pioneer of NAD+ discoveries, Niagen Bioscience is dedicated to advancing healthspan through precision science and innovative NAD+-boosting solutions.
The Niagen Bioscience team, composed of world-renowned scientists, works with independent investigators from esteemed universities and research institutions around the globe to uncover the full potential of NAD+. A vital coenzyme found in every cell of the human body, NAD+ declines with age and exposure to everyday lifestyle stressors. NAD+ depletion is a key contributor to age-related changes in health and vitality.
Distinguished by state-of-the-art laboratories, rigorous scientific and quality protocols, and collaborations with leading research institutions worldwide, Niagen Bioscience sets the gold standard for research, quality, and innovation. There’s a better way to age.

At the heart of its clinically proven product portfolio is Niagen® (patented nicotinamide riboside, or NR), the most efficient, well-researched, high-quality, and legal NAD+ booster available. Niagen powers the Company’s consumer supplement, Tru Niagen®, the number one NAD+ boosting oral supplement in the United States† (available at www.truniagen.com), and Niagen Plus™, featuring pharmaceutical-grade intravenous (IV) and injectable Niagen products (www.niagenplus.com). Pharmaceutical-grade Niagen IV and injections are compounded and distributed by U.S. FDA-registered 503B outsourcing facilities and are available exclusively at clinics with a prescription.
Niagen Bioscience’s robust patent portfolio protects NR and other NAD+ precursors. Niagen Bioscience maintains a website at www.niagenbioscience.com, where copies of press releases, news, and financial information are regularly published.
Forward-Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to the company's future plans, business strategy, and expected outcomes following the name change. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “anticipates,” “intends” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of such terms or other similar expressions.

Risks that contribute to the uncertain nature of the forward-looking statements include: inflationary conditions and adverse economic conditions; our history of operating losses and need to obtain additional financing; the growth and profitability of our product sales; our ability to maintain and grow sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; including unanticipated developments in and risks related to the Company’s ability to secure adequate quantities of pharmaceutical-grade Niagen in a timely manner; the Company’s ability to obtain appropriate contracts and arrangements with U.S. FDA-registered 503B outsourcing facilities required to compound and distribute pharmaceutical-grade Niagen to clinics; the Company’s ability to remain on the U.S. FDA Bulk Drug Substances Nominated for Use in Compounding Under Section 503B of the Federal Food, Drug, and Cosmetic Act Category 1 list; the Company’s ability to maintain and enforce the Company’s existing intellectual property and obtain new patents; whether the potential benefits of NRC can be further supported; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities; and the risks and uncertainties associated with our business and financial condition in general. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s most recent Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and Niagen Bioscience undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.
†Based on the top-selling dietary supplement brands by revenue per the largest U.S. e-commerce marketplace (as of 1/1/2024 - 12/31/2024).

Niagen Bioscience Media Contact:
Kendall Knysch, Senior Director of Media Relations & Partnerships
310-388-6706 ext. 689
kendall.knysch@niagenbio.com

Niagen Bioscience Investor Relations Contact:
Ben Shamsian
Lytham Partners
646-829-9701
shamsian@lythampartners.com